                                   EXHIBIT(13)

                         COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations
Equity
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                Fund                                           Retirement      Fund         Fund
      Year       ROR       Value     TOP A    TOP B    TOP +    Advantage   Cumulative   Annualized
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    12/31/68             10.000000   8.82%    8.88%    9.18%      8.70%      1267.64%      10.17%
    12/31/69   1.0090    10.090000
    12/31/70   1.0763    10.859867
    12/31/71   1.0766    11.691733
    12/31/72   1.1340    13.258425
    12/31/73   0.8989    11.917998
    12/31/74   0.8047     9.590413
    12/31/75   1.1985    11.494110
    12/31/76   1.1680    13.425121
    12/31/77   0.9116    12.238340
    12/31/78   1.0726    13.126844
    12/31/79   1.1587    15.210074
    12/31/80   1.4147    21.517691
    12/31/81   0.9707    20.887223
    12/31/82   1.2874    26.890211
    12/31/83   1.1849    31.862211
    12/31/84   0.9912    31.581823
    12/31/85   1.2369    39.063557  11.96%   12.02%   12.33%     11.83%       250.11%      13.35%
    12/31/86   1.2331    48.169272
    12/31/87   1.1082    53.381187
    12/31/88   1.1503    61.404380
    12/31/89   1.2321    75.656336
    12/31/90   0.9614    72.736002  12.07%   12.13%   12.44%     11.94%        88.03%       13.46%
    12/31/91   1.2018    87.414127
    12/31/92   1.0754    94.005152
    12/31/93   1.1409   107.250478
    12/31/94   1.0025   107.518604  25.65%   25.71%   26.07%     25.51%        27.20%       27.20%
    12/31/95   1.2720   136.763665
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Money Market
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                 Fund                                           Retirement      Fund         Fund
      Year        ROR       Value    TOP A     TOP B    TOP +    Advantage   Cumulative   Annualized
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     7/31/80              10.000000  6.25%     6.31%    6.89%      6.13%       208.04%       7.57%
    12/31/80    1.0483    10.483000
    12/31/81    1.1625    12.186488
    12/31/82    1.1227    13.681770
    12/31/83    1.0861    14.859770
    12/31/84    1.1011    16.362093
    12/31/85    1.0775    17.630155  4.44%     4.50%    5.23%      4.33%        74.72%       5.74%
    12/31/86    1.0630    18.740855
    12/31/87    1.0628    19.917780
    12/31/88    1.0713    21.337918
    12/31/89    1.0889    23.234859
    12/31/90    1.0789    25.068089  2.93%     2.99%    3.28%      2.82%        22.88%       4.21%
    12/31/91    1.0554    26.456861
    12/31/92    1.0317    27.295544
    12/31/93    1.0274    28.043442
    12/31/94    1.0400    29.165179  4.32%     4.38%    4.67%      4.21%         5.62%       5.62%
    12/31/95    1.0562    30.804262
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Bond
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
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    11/02/82                     10.000000   7.70%    7.77%   8.07%      7.59%             212.58%             9.05%
    12/31/82            1.0060   10.060000
    12/31/83            1.0263   10.324578
    12/31/84            1.1215   11.579014
    12/31/85            1.2153   14.071976   6.98%    7.04%   7.34%      6.86%             122.13%             8.31%
    12/31/86            1.1249   15.829566
    12/31/87            1.0081   15.957785
    12/31/88            1.0674   17.033340
    12/31/89            1.1071   18.857611
    12/31/90            1.0782   20.332276   7.64%    7.70%   8.00%      7.53%              53.74%             8.98%
    12/31/91            1.1296   22.967339
    12/31/92            1.0754   24.699076
    12/31/93            1.1069   27.339407
    12/31/94            0.9616   26.289574  17.44%   17.50%  17.83%     17.31%              18.90%            18.90%
    12/31/95            1.1890   31.258304
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Omni
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
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     9/10/84                      10.000000   9.31%    9.38%  10.22%      9.20%             232.74%            11.22%
    12/31/84            1.0374   10.374000
    12/31/85            1.1559   11.991307
    12/31/86            1.1794   14.142547   8.78%    8.84%   9.75%      8.66%             135.28%            10.75%
    12/31/87            0.9832   13.904952
    12/31/88            1.1503   15.994867
    12/31/89            1.1546   18.467673
    12/31/90            1.0191   18.820405  10.69%   10.75%  11.07%     10.58%              76.80%            12.07%
    12/31/91            1.1815   22.236309
    12/31/92            1.0860   24.148632
    12/31/93            1.1285   27.251731
    12/31/94            0.9947   27.107297  21.25%   21.31%  21.66%     21.12%              22.75%            22.75%
    12/31/95            1.2275   33.274207
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International
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
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     5/03/93                     10.000000  15.41%   15.48%  15.80%     15.29%             51.38%             16.87%
    12/31/93            1.2496   12.496000
    12/31/94            1.0807   13.504427  10.73%   10.79%  11.10%     10.61%             12.10%             12.10%
    12/31/95            1.1210   15.138463
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Small Cap
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
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     4/30/94                     10.000000  31.48%   31.56%  31.92%     31.34%             61.29%             33.18%
    12/31/94            1.2126   12.126000  31.38%   31.44%  31.82%     31.24%             33.01%             33.01%
    12/31/95            1.3301   16.128793
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Capital Appreciation
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
----------------------------------------------------------------------------------------------------------------------
     4/30/94                     10.000000  14.59%   14.67%  14.97%     14.46%             28.17%             16.04%
    12/31/94            1.0453   10.453000  21.12%   21.18%  21.52%     20.98%             22.62%             22.62%
    12/31/95            1.2262   12.817469
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Aggressive Growth
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
----------------------------------------------------------------------------------------------------------------------
     3/31/95                     10.000000  25.78%   25.84%  26.10%     25.68%             26.95%             37.53%
    12/31/95            1.2695   12.695000
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Global Contrarian
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                         Fund                                         Retirement            Fund               Fund
      Year                ROR      Value     TOP A    TOP B   TOP +    Advantage         Cumulative         Annualized
----------------------------------------------------------------------------------------------------------------------
    3/31/95                      10.000000   7.89%    7.95%   8.16%      7.80%              8.89%             12.05%
    12/31/95            1.0889   10.889000
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